Exhibit 2.1






                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

                                     Among

                            MEDICAL ADVANCES, INC.,

                       INTERMAGNETICS GENERAL CORPORATION

                        INTERMAGNETICS MERGER SUB, INC.

                                      and

                   THE STOCKHOLDERS OF MEDICAL ADVANCES, INC.

                                  Dated as of

                                 March 11, 1997

                                TABLE OF CONTENTS

                                                                        PAGE

ARTICLE I - DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II - THE MERGER; CLOSING; EFFECTIVE TIME . . . . . . . . . . . . . . 9
     2.1.    THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . 9
     2.2     CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     2.3     EFFECTIVE TIME. . . . . . . . . . . . . . . . . . . . . . . . .10

ARTICLE III - ARTICLES OF INCORPORATION BY-LAWS AND OFFICERS AND
     DIRECTORS OF THE SURVIVING CORPORATION. . . . . . . . . . . . . . . . .10
     3.1     THE CERTIFICATE OF INCORPORATION. . . . . . . . . . . . . . . .10
     3.2     THE BY-LAWS . . . . . . . . . . . . . . . . . . . . . . . . . .10
     3.3     OFFICERS AND DIRECTORS. . . . . . . . . . . . . . . . . . . . .10

ARTICLE IV - CONVERSION OR CANCELLATION OF SHARES IN THE MERGER. . . . . . .11
     4.1.    CONVERSION OR CANCELLATION OF SHARES. . . . . . . . . . . . . .11
     4.2     EXCHANGE OF CERTIFICATES; DIVIDENDS . . . . . . . . . . . . . .12
     4.3.    DISSENTERS RIGHTS . . . . . . . . . . . . . . . . . . . . . . .13
     4.4     TRANSFER OF SHARES AFTER THE EFFECTIVE TIME . . . . . . . . . .13

ARTICLE V - SEVERAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS . . .14
     5.1.    AUTHORITY; NO CONFLICT. . . . . . . . . . . . . . . . . . . . .14
     5.2.    TITLE TO SHARES . . . . . . . . . . . . . . . . . . . . . . . .15
     5.3.    TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     5.4     RELATIONSHIPS WITH RELATED PERSONS. . . . . . . . . . . . . . .15
     5.5     BROKERS OR FINDERS. . . . . . . . . . . . . . . . . . . . . . .15
     5.6     DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . . .16

ARTICLE VI - REPRESENTATIONS AND WARRANTIESOF THE COMPANY AND THE
     OFFICER AND DIRECTOR STOCKHOLDERS . . . . . . . . . . . . . . . . . . .16
     6.1     ORGANIZATION AND EXISTENCE. . . . . . . . . . . . . . . . . . .16
     6.2     AUTHORITY; NO CONFLICT. . . . . . . . . . . . . . . . . . . . .16
     6.3     CAPITALIZATION. . . . . . . . . . . . . . . . . . . . . . . . .18
     6.4     FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . .18
     6.5     BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . .19
     6.6     TITLE TO PROPERTIES; ENCUMBRANCES . . . . . . . . . . . . . . .19
     6.7     CONDITION AND SUFFICIENCY OF ASSETS . . . . . . . . . . . . . .20
     6.8     ACCOUNTS RECEIVABLE.. . . . . . . . . . . . . . . . . . . . . .20
     6.9     INVENTORY . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     6.10    NO UNDISCLOSED LIABILITIES. . . . . . . . . . . . . . . . . . .21
     6.11    TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
     6.12    NO MATERIAL ADVERSE CHANGE. . . . . . . . . . . . . . . . . . .22
     6.13    EMPLOYEE BENEFITS . . . . . . . . . . . . . . . . . . . . . . .22
     6.14    COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
             AUTHORIZATIONS. . . . . . . . . . . . . . . . . . . . . . . . .23
     6.15    LEGAL PROCEEDINGS; ORDERS . . . . . . . . . . . . . . . . . . .25
     6.16    ABSENCE OF CERTAIN CHANGES AND EVENTS . . . . . . . . . . . . .26
     6.17    CONTRACTS; NO DEFAULTS. . . . . . . . . . . . . . . . . . . . .27
     6.18    INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . .30
     6.19    ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . .31
     6.20    EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     6.21    LABOR RELATIONS; COMPLIANCE . . . . . . . . . . . . . . . . . .33
     6.22    INTELLECTUAL PROPERTY . . . . . . . . . . . . . . . . . . . . .34
     6.23    CERTAIN PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . .37
     6.24    DISCLOSURE. . . . . . . . . . . . . . . . . . . . . . . . . . .37
     6.25    BROKERS OR FINDERS. . . . . . . . . . . . . . . . . . . . . . .37

ARTICLE VII - REPRESENTATIONS AND WARRANTIES OF PURCHASER AND
     MERGER SUB. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
     7.1     ORGANIZATION AND GOOD STANDING. . . . . . . . . . . . . . . . .38
     7.2     AUTHORITY; NO CONFLICT. . . . . . . . . . . . . . . . . . . . .38
     7.3     SEC FILINGS . . . . . . . . . . . . . . . . . . . . . . . . . .39
     7.4     CERTAIN PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . .39
     7.5     BROKERS OR FINDERS. . . . . . . . . . . . . . . . . . . . . . .39
     7.6     TAX-FREE REORGANIZATION . . . . . . . . . . . . . . . . . . . .40
     7.7     COMPLIANCE WITH LEGAL REQUIREMENTS. . . . . . . . . . . . . . .40

ARTICLE VIII - COVENANTS OF SELLERS. . . . . . . . . . . . . . . . . . . . .40
     8.1     ACCESS AND INVESTIGATION. . . . . . . . . . . . . . . . . . . .40
     8.2     OPERATION OF THE BUSINESS OF THE COMPANY. . . . . . . . . . . .40
     8.3     NEGATIVE COVENANT . . . . . . . . . . . . . . . . . . . . . . .41
     8.4     REQUIRED APPROVALS. . . . . . . . . . . . . . . . . . . . . . .41
     8.5     NOTIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . .41
     8.6     PAYMENT OF INDEBTEDNESS BY RELATED PERSONS. . . . . . . . . . .42
     8.7     MEETING OF THE COMPANY'S STOCKHOLDERS . . . . . . . . . . . . .42
     8.8     TAX FILINGS.. . . . . . . . . . . . . . . . . . . . . . . . . .43
     8.9     BEST EFFORTS. . . . . . . . . . . . . . . . . . . . . . . . . .43

ARTICLE IX - COVENANTS OF PURCHASER AND MERGER SUB . . . . . . . . . . . . .43
     9.1     APPROVALS OF GOVERNMENTAL BODIES. . . . . . . . . . . . . . . .43
     9.2     BEST EFFORTS. . . . . . . . . . . . . . . . . . . . . . . . . .43
     9.3     NOTIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . .44
     9.4     INSURANCE.. . . . . . . . . . . . . . . . . . . . . . . . . . .44

ARTICLE X - CONDITIONS PRECEDENT TO PURCHASERS OBLIGATION
     TO CLOSE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .44
     10.1    ACCURACY OF REPRESENTATIONS . . . . . . . . . . . . . . . . . .44
     10.2    SELLERS' PERFORMANCE. . . . . . . . . . . . . . . . . . . . . .45
     10.3    CONSENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .45
     10.4    ADDITIONAL DOCUMENTS. . . . . . . . . . . . . . . . . . . . . .45
     10.5    NO PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . . .45
     10.6    EMPLOYMENT AGREEMENTS . . . . . . . . . . . . . . . . . . . . .46
     10.7    STOCKHOLDER APPROVAL. . . . . . . . . . . . . . . . . . . . . .46
     10.8    DISSENTERS. . . . . . . . . . . . . . . . . . . . . . . . . . .46
     10.9    GOVERNMENTAL AND REGULATORY CONSENTS. . . . . . . . . . . . . .46
     10.10   RESIGNATIONS. . . . . . . . . . . . . . . . . . . . . . . . . .46
     10.11   NO PROHIBITION. . . . . . . . . . . . . . . . . . . . . . . . .46

ARTICLE XI - CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE. . . . . .47
     11.1    ACCURACY OF REPRESENTATIONS . . . . . . . . . . . . . . . . . .47
     11.2    PURCHASER'S PERFORMANCE.. . . . . . . . . . . . . . . . . . . .47
     11.3    CONSENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .47
     11.4    ADDITIONAL DOCUMENTS. . . . . . . . . . . . . . . . . . . . . .47
     11.5    NO INJUNCTION . . . . . . . . . . . . . . . . . . . . . . . . .48
     11.6    STOCKHOLDER APPROVAL. . . . . . . . . . . . . . . . . . . . . .48
     11.7    GOVERNMENTAL CONSENTS . . . . . . . . . . . . . . . . . . . . .48
     11.8    NO PROHIBITION. . . . . . . . . . . . . . . . . . . . . . . . .48

ARTICLE XII - TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . .49
     12.1    TERMINATION EVENTS. . . . . . . . . . . . . . . . . . . . . . .49
     12.2    EFFECT OF TERMINATION . . . . . . . . . . . . . . . . . . . . .49

ARTICLE XIII - INDEMNIFICATION; REMEDIES . . . . . . . . . . . . . . . . . .50
     13.1    SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED
             BY KNOWLEDGE. . . . . . . . . . . . . . . . . . . . . . . . . .50
     13.2    INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS . . . . . . .50
     13.3    DOLLAR LIMITATIONS ON INDEMNIFICATION CLAIMS. . . . . . . . . .51
     13.4    INDEMNIFICATION AND PAYMENT OF DAMAGES BY PURCHASER . . . . . .51
     13.5    TIME LIMITATIONS. . . . . . . . . . . . . . . . . . . . . . . .52
     13.6    PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS . . . . . . .52
     13.7    PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS . . . . . . . . . .53
     13.8    EFFECT OF TAXES, OTHER BENEFITS AND INSURANCE . . . . . . . . .54

ARTICLE XIV - REGISTRATION RIGHTS. . . . . . . . . . . . . . . . . . . . . .54
     14.1    REQUIRED AND INCIDENTAL REGISTRATION. . . . . . . . . . . . . .54
     14.2    PROCEDURE FOR REGISTRATION. . . . . . . . . . . . . . . . . . .55
     14.3    INDEMNIFICATION BY THE PURCHASER. . . . . . . . . . . . . . . .56
     14.4    INDEMNIFICATION BY SELLING STOCKHOLDERS . . . . . . . . . . . .57
     14.5    NOTIFICATION BY SELLING STOCKHOLDERS. . . . . . . . . . . . . .58
     14.6    NOTIFICATION BY PURCHASER.. . . . . . . . . . . . . . . . . . .58
     14.7    CONDITIONS TO REGISTRATION. . . . . . . . . . . . . . . . . . .58
     14.8    PURCHASER COSTS AND EXPENSES. . . . . . . . . . . . . . . . . .60
     14.9    REGISTRABLE SECURITIES. . . . . . . . . . . . . . . . . . . . .60

ARTICLE XV - GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . .60
     15.1    EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . .60
     15.2    PUBLIC ANNOUNCEMENTS. . . . . . . . . . . . . . . . . . . . . .60
     15.3    CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . . . . .61
     15.4    NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
     15.5    ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . . .62
     15.6    FURTHER ASSURANCES. . . . . . . . . . . . . . . . . . . . . . .62
     15.7    WAIVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . .63
     15.8    ENTIRE AGREEMENT AND MODIFICATION . . . . . . . . . . . . . . .63
     15.9    DISCLOSURE SCHEDULE AND OTHER SCHEDULES . . . . . . . . . . . .63
     15.10   ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. . . . . . .64
     15.11   SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . .64
     15.12   SECTION HEADINGS, CONSTRUCTION. . . . . . . . . . . . . . . . .64
     15.13   GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . .64
     15.14   COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . .64

Disclosure Schedule
Offeree Questionnaire. . . . . . . . . . . . . . . . . . . . . . . . . Annex O
Wisconsin Articles of Merger . . . . . . . . . . . . . . . . . . . . Annex 2.3
Certificate of Incorporation of Merger Sub . . . . . . . . . . . . . Annex 3.1
Bylaws of Merger Sub . . . . . . . . . . . . . . . . . . . . . . . . Annex 3.2
Letter of Transmittal. . . . . . . . . . . . . . . . . . . . . . . . Annex 4.2
Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . Annex 6.4
Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .Annex 6.17
Employment Agreement . . . . . . . . . . . . . . . . . . . . . . . .Annex 10.6
Consulting Agreement . . . . . . . . . . . . . . . . . . . . . . . Annex 10.6A
Forms of Agreement Relating to Intellectual Property Assets. . . . .Annex 6.22

                 AGREEMENT AND PLAN OF REORGANIZATION AND MERGER


        AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (hereinafter called this "Agreement"), dated as of March 11, 1997, among Medical Advances, Inc., a Wisconsin corporation (the "Company"), Intermagnetics General Corporation, a New York corporation ("Purchaser"), and Intermagnetics Merger Sub, Inc., a Wisconsin corporation, a wholly-owned subsidiary of Purchaser ("Merger Sub"), the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations", and the individual stockholders named herein (the "Stockholders").

                                     RECITALS

        WHEREAS, the Boards of Directors of Purchaser and the Company each have determined that it is in the best interests of their respective stockholders for Purchaser to acquire the Company upon the terms and subject to the conditions set forth herein;

        WHEREAS, the Company, Purchaser, Merger Sub and the Stockholders intend that the Merger qualify as a tax-free reorganization under the provisions of
Section 368 of the IRC (as hereinafter defined);

        WHEREAS, each Stockholder has completed an Offeree Questionnaire, copies of which are attached as Annex 0 to this Agreement; and

        WHEREAS, the Company, Purchaser, Merger Sub and the Stockholders desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.


                                    ARTICLE I
                                   DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

        "Applicable Contract"--any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

        "Balance Sheet"--as defined in Section 6.4.

        "Best Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

        "Breach"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

        "Business Plan"--the business plan of the Company set forth as Schedule 1 hereto.

        "Commission"--the U.S. Securities and Exchange Commission.

        "Closing Date"--the date and time as of which the Closing actually takes place.

        "Closing"--as defined in Section 2.2.

        "Company"--as defined in the Recitals of this Agreement.

        "Consent"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

        "Consulting Agreement"--as defined in Section 10.6.

        "Contemplated Transactions"--all of the transactions contemplated by this Agreement, including:

               (a)    the Merger;

               (b)    the execution, delivery, and performance of the
                       Employment Agreement, and the Consulting Agreement; and

               (c)    the performance by Purchaser and Sellers of their
                       respective covenants and obligations under this Agreement.

        "Contract"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

        "Damages"--as defined in Section 13.2.

        "Effective Time"--as defined in Section 2.3.

        "Employment Agreement"--as defined in Section 10.6.

        "Encumbrance"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

        "Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

        "Environmental, Health, and Safety Liabilities"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under applicable Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

               (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

               (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and responses, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

               (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

               (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

        The terms "removal," "remedial," and "response action," include the types of activities covered by the Comprehensive Environmental Response, Compensation, and Liability Act, 42U.S.C. <section> 9601 et seq., as amended ("CERCLA").

        "Environmental Law"--any applicable Legal Requirement that requires or relates to:

               (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

               (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

               (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

               (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

               (e)    protecting resources, species, or ecological amenities;

               (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

               (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

               (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

        "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

        "ERISA Affiliate" --as defined in Section 6.13.

        "Exchange Agent" --as defined in Section 4.2

        "Facilities"--any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

        "GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section 6.4(b) were prepared.

        "Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

        "Governmental Body"--any:

               (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

               (b) federal, state, local, municipal, foreign, or other government;

               (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

               (d)    multi-national organization or body; or

               (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

        "Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment.

        "Hazardous Materials"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

        "Intellectual Property Assets" --as defined in Section 6.22.

        "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

        "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

        "Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if such individual is actually aware or should be aware of such fact or other matter.

        A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time during the past five years served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time during such five years had, Knowledge of such fact or other matter.

        "Legal Requirement"--any applicable federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, regulation, statute, or treaty.

        "Material Adverse Effect" --an effect which would materially and adversely impact the Company or its financial condition, business or operations.

        "Occupational Safety and Health Law"--any applicable Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

        "Officer and Director Stockholders" --Richard J. Stevens and William Zabriskie.

        "Order"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

        "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

               (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

               (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person.

        "Organizational Documents"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and
(e) any amendment to any of the foregoing.

        "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

        "Plan"--as defined in Section 6.13.

        "Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

        "Purchaser"--as defined in the first paragraph of this Agreement.

        "Purchaser Common Stock"--as defined in Section 4.1(a).

        "Related Person"--with respect to a particular individual:

               (a)    each other member of such individual's Family;

               (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

               (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

               (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

        With respect to a specified Person other than an individual:

               (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

               (b) any Person that holds a Material Interest in such specified Person;

               (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

               (d) any Person in which such specified Person holds a Material Interest;

               (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

               (f)    any Related Person of any individual described in clause
        (b) or (c).

        For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

        "Release"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

        "Representative"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

        "Securities Act"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

        "Sellers"--the Company and the Stockholders.

        "Shares"--as defined in Section 4.1(a).

        "Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

        "Tax"--any tax (including any income tax, capital gains tax, value-added tax, sales tax, franchise tax, property tax, payroll tax, workers compensation, unemployment tax, gift tax or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

        "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

        "Threat of Release"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

        "Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made or any notice has been given, or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

        "WBCL" --Wisconsin Business Corporation Law.

        Certain other terms are defined in other sections in this Agreement and wherever such terms are used throughout this Agreement, such terms shall have the meanings assigned thereto in such other sections.

                                    ARTICLE II
                       THE MERGER; CLOSING; EFFECTIVE TIME

        2.1.    THE MERGER.

        Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.3) the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall thereupon cease (the "Merger"). Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), shall have the name "Medical Advances, Inc." and shall continue to be governed by the laws of the State of Wisconsin, and the separate corporate existence of Merger Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the WBCL.

        2.2    CLOSING.

        The closing of the Merger (the "Closing") shall take place (i) at the Milwaukee, Wisconsin office of Godfrey & Kahn S.C. at 10:00 a.m. on March 11, 1997 or (ii) at such other place and time and/or in such other date as the Company and Purchaser may agree.

        2.3    EFFECTIVE TIME.

        As soon as practicable following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to Article XII hereof, the Company and the Purchaser will cause Articles of Merger (the "Wisconsin Articles of Merger") to be executed and filed with the Department of Financial Institutions of the State of Wisconsin as provided in the WBCL. The
Wisconsin Articles of Merger are attached as Annex 2.3 to this Agreement. The Merger shall become effective, as of 12:01a.m. Central Standard Time, on the date on which the Wisconsin Articles of Merger have been duly filed with the Department of Financial Institutions of the State of Wisconsin, and such time is hereinafter referred to as the "Effective Time."

                                   ARTICLE III
                      ARTICLES OF INCORPORATION BY-LAWS AND
               OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

        3.1    THE CERTIFICATE OF INCORPORATION.

        The Articles of Incorporation of Merger Sub (the "Certificate") in effect at the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the WBCL. The Articles of Incorporation of Merger Sub are attached hereto as Annex 3.1 to this Agreement.

        3.2    THE BY-LAWS.

        The By-Laws of Merger Sub in effect at the Effective Time shall be the By-Laws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the WBCL. The By-Laws of Merger Sub are attached as Annex
3.2 to this Agreement.

        3.3    OFFICERS AND DIRECTORS.

        The directors of Merger Sub and the officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporations Articles of Incorporation and By-Laws.

                                    ARTICLE IV
                CONVERSION OR CANCELLATION OF SHARES IN THE MERGER

        4.1.   CONVERSION OR CANCELLATION OF SHARES.

        The manner of converting or canceling shares of the Company and Merger Sub in the Merger shall be as follows:

               (a) At the Effective Time, the shares of the Common Stock, par value $.01 per share (the "Shares") of the Company issued and outstanding immediately prior to the Effective Time or Shares which are held by Stockholders ("Dissenting Stockholders") exercising appraisal rights pursuant to the WBCL (the "Excluded Shares") shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive, without interest, on an aggregate basis (i) 652,173.91 shares (the "Stock Portion") of Purchaser Common Stock, par value $0.10 per share (the "Purchaser Common Stock"), which number was determined by dividing $7,500,000 by $11.50 per share (the "Share Price"), (ii) $4,500,000 (the "Cash Portion") payable in cash, and (iii) certain additional contingent rights (the "Contingent Portion") as set forth in Section 4.1(f) below (the Stock Portion, the Cash Portion and the Contingent Portion, are hereinafter referred to as the "Aggregate Merger Consideration"). At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares, shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a pro rata portion of the Aggregate Merger Consideration (the "Merger Consideration"). All such Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares ("Company Certificates") shall thereafter cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration for such Shares upon the surrender of such certificate in accordance with Section 4.2 or, with respect to the Excluded Shares, the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Shares as determined in accordance with Sections 180.1301 through 180.1331 of the WBCL.

               (b) Each Share issued and held in the Company's treasury at the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

               (c) At the Effective Time, each share of Common Stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, be and remain one share of Common Stock of the Surviving Corporation.

               (d) No fractional shares of Purchaser Common Stock shall be issued in the Merger. In lieu thereof, the Purchaser shall issue to any holder of Company Certificates otherwise entitled to a fractional share, upon surrender of such certificates as described in Section 4.2, a check for an amount of cash equal to the fraction of a share of Purchaser Common Stock multiplied by the Share Price or the Adjusted Closing Price, as the case may be.

               (e) At the Effective Time, the Cash Portion and the amount of any cash in lieu of any fractional shares, calculated in accordance with subsection (d) of this Section 4.1, shall be delivered directly to the Company for distribution to the Stockholders as provided in Section 4.2(d) hereof.

               (f) In addition to the consideration provided in Section 4.1(a), the holders of the Shares of the Company issued and outstanding immediately prior to the Effective Time or Excluded Shares which are held by the Dissenting Stockholders, shall, by virtue of the Merger and without any action on the part of the holders thereof, be entitled to certain additional shares (the "Adjustment Shares") of Purchaser
        Common Stock if, and only if, the average closing price of the Purchaser Common Stock (the "Adjusted Closing Price"), as reported on the American Stock Exchange for the period (the "Adjustment Period") beginning on the first trading day after the Company issues a release on its revenues and earnings for its fiscal year 1997 and ending ninety
        (90) calendar days later, is less than the Share Price. The Adjustment Shares shall be calculated as that number of shares equal to (a) $7,500,000 divided by the greater of (i) $10.00 per share or (ii) the Adjusted Closing Price, minus (b) $7,500,000 divided by the Share Price. In no event shall the number of Adjustment Shares exceed 97,826.09. The Adjustment Shares shall be distributed pro rata among the Stockholders pursuant to the percentages set forth in Schedule 5.2 of the Disclosure Schedule. The Purchaser shall issue the Adjustment Shares no less than thirty (30) days after the end of the Adjustment Period, and from and effective on the date of such issuance the Adjustment Shares shall be deemed a part of the Stock Portion. In the event that the Purchaser declares or issues a stock dividend, and the record day for such stock dividend occurs prior to the issuance and distribution of the Adjustment Shares, the numbers of shares and the prices per share used for the calculations set forth in this Section 4.1(f) shall all be adjusted, consistent with standard practices of the Purchaser, to reflect such stock dividend.


        4.2    EXCHANGE OF CERTIFICATES; DIVIDENDS.

        (a) At the Effective Time, Purchaser shall deposit with American Stock Transfer & Trust Company (the "Exchange Agent"), for the benefit of the holders of Shares, certificates representing the Stock Portion Shares of Purchaser Common Stock. The Exchange Agent shall make the deliveries provided for in Section 4.1 using such Purchaser Common Stock. Promptly after the Effective Time, the Exchange Agent shall mail to each shareholder of record of the Company as of immediately prior to the Effective Time, a form letter of transmittal in the form attached as Annex 4.2 to this Agreement (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon proper delivery of the Company Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Company Certificates for conversion and exchange thereof. Upon surrender to the Exchange Agent of a Company Certificate, in accordance with the instructions thereto, the holder of such Company Certificate shall be entitled to receive in exchange therefor the Merger Consideration (other than the Cash Portion), and such Company Certificate shall forthwith be canceled. If Company Common Stock is to be issued to a person other than the person in whose name the Company Certificate is registered, it shall be a condition of exchange that the Company Certificate so surrendered shall be properly endorsed with signatures guaranteed, or otherwise in proper form satisfactory to Purchaser for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance or delivery to such person or establish to the satisfaction of the Purchaser that such tax has been paid or is not applicable. Until surrendered in accordance with this Section 4.2, each Company Certificate shall represent solely the right to receive the Merger Consideration in the form and manner provided herein.

        (b) No dividends or other distributions that are otherwise payable on such Purchaser Common Stock shall be paid to persons entitled to receive such stock until such persons surrender their Company Certificates. Upon such surrender, there shall be paid to such person any dividends which shall have become payable with respect to such Company Certificates (less the amount of taxes, if any, which may have been imposed thereon) between the Effective Time and the time of such surrender. Notwithstanding the above, neither the Exchange Agent nor any party hereto shall be liable for any Company Common Stock or dividend or distribution thereon delivered to any government agency pursuant to any abandoned property, escheat or similar law.

        (c) The shares of Purchaser Common Stock representing the Stock Portion shall be restricted securities and may not be transferred by the holders thereof unless they are registered under the Securities Act or are exempt from registration thereunder. The certificates representing such shares shall bear a legend to the foregoing effect.

        (d) As soon as practicable after the Effective Time, the Company shall deliver to each Stockholder such Stockholders pro rata share of the Cash Portion and any cash in lieu of any fractional share to which such Stockholder is entitled pursuant to subsection (d) of Section 4.1 hereof.


        4.3.   DISSENTERS' RIGHTS.

        If any Dissenting Stockholder shall be entitled to be paid the "fair value" of his or her Shares as provided in the WBCL, the Company shall give Purchaser notice thereof and Purchaser shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Purchaser, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Stockholder shall thereupon be treated as though such Shares had been converted into the Merger Consideration pursuant to Section 4.1.

        4.4    TRANSFER OF SHARES AFTER THE EFFECTIVE TIME.

        No transfers of Shares shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time.

                                    ARTICLE V
            SEVERAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

        Each of the Stockholders hereby severally, but not jointly, represents to Purchaser as follows, which representations shall survive the Closing for the time periods set forth in Section 13.5:

        5.1.   AUTHORITY; NO CONFLICT.

               (a) This Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. To the extent such Stockholder is a party to the Employment Agreement or the Consulting Agreement (collectively, the "Sellers Closing Documents"), such Sellers Closing Document will constitute the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. Such Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Sellers Closing Documents to the extent such Stockholder is a party thereto and to perform such Stockholders obligations under this Agreement and the Sellers Closing Documents, to the extent such Stockholder is a party thereto.

               (b) Except as set forth in Section 5.1 of the Disclosure Schedule attached hereto (the "Disclosure Schedule"), such Stockholder is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

               (c) Except as set forth in Section 5.1 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge, any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which such Stockholder may be subject.

               (d) Neither such Stockholder nor any Related Person of such Stockholder has or may acquire any rights under, and neither such Stockholder nor any Related Person of such Stockholder has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company.

               (e) Such Stockholder is acquiring the Purchaser Common Stock for such Stockholders own account and not with a view to distribution within the meaning of Section2(11) of the Securities Act. Such Stockholder is an "accredited investor" as such term is defined in Rule 501(a) under the Securities Act. Such Stockholder has completed an Offering Questionnaire with respect to such Stockholders qualifications as an investor in an offering exempt under Section 4(2) and Regulation D under the Securities Act.

        5.2.   TITLE TO SHARES.

        Such Stockholder owns the number of Shares set forth opposite such Stockholders name in Section 5.2 of the Disclosure Schedule free and clear of all Encumbrances.

        5.3.   TAXES.

        Such Stockholder has paid all Taxes that have or may have become due pursuant to the Tax Returns filed for all years during such period in which the Company's "S" Corporation election is in effect and will pay all Taxes due pursuant to a Tax Return filed for the tax year ending as of the close of business on the date of the Closing and any tax due with respect to the consummation of the Contemplated Transactions. No Stockholder has taken, and prior to the Closing, shall take any action that would cause the Merger to fail to be a reorganization under Section 368(a)(1)(A) and Section 368 (a)(2)(D) of the IRC for federal and state income tax purposes with respect to the Stockholders. No Stockholder has taken, and prior to the Closing, shall take any action that would cause the Company to be treated as a "C" corporation for federal or state tax purposes.

        5.4    RELATIONSHIPS WITH RELATED PERSONS.

        No Stockholder or any Related Person of such Stockholder has, since January 1, 1995: (i) had any interest in any property used in or pertaining to the Company's business, or (ii) owned of record or beneficially an equity interest or other financial or profit interest in a Person that has (a) had business dealings or a material financial interest in any transaction with the Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices or on substantially prevailing market terms or (b) engaged in competition with the Company with respect to any of the products or services of the Company (a "Competing Business") in any markets presently served by the Company except for less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on a recognized exchange or in the over-the-counter market or (c) been a party to any Contract with or had any claim or right against, the Company.

        5.5    BROKERS OR FINDERS.

        Except for obligations to Cleary, Gull, Reiland & McDevitt, Inc., which will be paid by such Stockholder, such Stockholder has incurred no obligation or liability, contingent or otherwise, which would require the Company to make any payment for brokerage or finders fees or agents commissions or other similar payments in connection with this Agreement.

        5.6    DISCLOSURE

               (a) No representation or warranty of such Stockholder in this Agreement and no statement by such Stockholder in the Schedules hereto omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

               (b) No notice given by such Stockholder pursuant to this Agreement will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                                    ARTICLE VI
                          REPRESENTATIONS AND WARRANTIES
             OF THE COMPANY AND THE OFFICER AND DIRECTOR STOCKHOLDERS

        The Company and the Officer and Director Stockholders jointly and severally represent to the Purchaser, which representations shall survive the Closing for the time periods set forth in Section 13.5, as follows.

        6.1    ORGANIZATION AND EXISTENCE.

        (a) The Company is a corporation duly organized and validly existing under the laws of the State of Wisconsin, with full corporate power and authority to conduct its business as it is now being conducted or as it is proposed to be conducted under the Business Plan, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

        (b) The Company has delivered to Purchaser copies of the Organizational Documents of the Company, as currently in effect.

        6.2    AUTHORITY; NO CONFLICT.

        (a) This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. Upon the execution and delivery of the Employment Agreement and the Consulting Agreement, the Sellers' Closing Documents will constitute the legal, valid, and binding obligations of the Company to the extent that it is a party thereto, enforceable against the Company in accordance with their respective terms. The Company has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents to the extent that it is a party thereto and to perform its obligations under this Agreement and the Sellers' Closing Documents.

        (b) Except as set forth in Section 6.2 of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

               (i)    contravene, conflict with, or result in a violation of
        (A) any provision of the Organizational Documents of the Company, or
        (B) any resolution adopted by the board of directors or the Stockholders of the Company;

               (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions, or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, or any of the assets owned or used by the Company, may be subject;

               (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company which in any case would have a Material Adverse Effect;

               (iv) cause Purchaser or the Company to become subject to, or to become liable for the payment of, any Tax;

               (v) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body which would have a Material Adverse Effect;

               (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract which would have a Material Adverse Effect; or

               (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company which would have a Material Adverse Effect.

        Except as set forth in Section 6.2 of the Disclosure Schedule, the Company is not nor will it be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

        6.3    CAPITALIZATION.

        The authorized equity securities of the Company consist of 2,000,000 shares of common stock, par value $.01 per share, of which 100,004 shares are issued and outstanding and constitute the Shares. Of such issued and outstanding Shares 7,662 shares are held by the Company as treasury shares and the remaining 92,342 shares are held by the Stockholders as set forth in
Section 5.2 of the Disclosure Schedule. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable, except as provided in Section180.0622 of the WBCL and the cases decided thereunder. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company, other than this Agreement. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, nor has it any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

        6.4    FINANCIAL STATEMENTS.

        The Company has delivered to Purchaser: (a) audited balance sheets of the Company as at December 31 in each of the years 1994 and 1995, and the related audited consolidated statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, together with the report thereon of Bonfield & Company, independent auditors, (b) an audited balance sheet of the Company as at December 31, 1996 (including the notes thereto, the "Balance Sheet"), and the related statements of income, changes in stockholders equity and cash flow for the fiscal year then ended, together with the report thereon of Bonfield & Company, independent auditors, and (c) an unaudited balance sheet of the Company as at February 28, 1997 (including the notes thereto, the "Interim Balance Sheet") and the related statements of income, and cash flow for the month then ended and the related unaudited notes thereto. Such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP; subject, in the case of the Interim Balance Sheet to appropriate-year end adjustments and disclosures customarily placed in footnotes. The financial statements referred to in this Section 6.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Company are required by GAAP to be included in the financial statements of the Company. The financial statements referred to in this Section 6.4 are attached as Annex 6.4 to the Disclosure Schedule.

        6.5    BOOKS AND RECORDS.

        The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Purchaser, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended, including the maintenance of an adequate system of internal controls. Except as set forth in Section 6.5 of the Disclosure Schedule, the minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the Stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company. At the Closing, all of those books and records will be in the possession of the Company.

        6.6    TITLE TO PROPERTIES; ENCUMBRANCES

        The Company does not own, nor has it ever owned, any real property or other interests therein. The Company owns all its properties and assets (whether tangible or intangible, except for Intellectual Property Assets which are covered in Section 6.22 hereof) that it purports to own located in the facilities owned or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for personal property sold since the date of the Balance Sheet and the Interim Balance Sheet in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet and the Interim Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet and the Interim Balance Sheet in the Ordinary Course of Business and consistent with past practice) . All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists,
(b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists and (c) liens for current taxes not yet due.

        6.7    CONDITION AND SUFFICIENCY OF ASSETS.

        The buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

        6.8    ACCOUNTS RECEIVABLE.

        All accounts receivable of the Company that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. There is no contest, claim, or right of set-off, other than any contest, claim or right which would not have a Material Adverse Effect and other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable in excess of the aggregate reserve for uncollectible Accounts Receivable on the Balance Sheet, the Interim Balance Sheet or the accounting records of the Company. Section6.8 of the Disclosure Schedule contains a complete and accurate list of all Accounts Receivable as of a date which is within two (2) days of the Closing, which list sets forth the aging of such Accounts Receivable.

        6.9    INVENTORY.

        Except for items of inventory for which the loss would not have a Material Adverse Effect, all inventory of the Company, including consigned inventory, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. Except for items of inventory for which the loss would not have a Material Adverse
Effect, the quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company. Section6.9 of the Disclosure Schedule sets forth the location of all items of the Company's inventory, including consigned inventory. The Company's procedures for tracking and controlling consigned inventory are contained in Section 6.9 of the Disclosure Schedule, and such procedures, in the reasonable judgment of the Company, are adequate for such purpose and have been followed by the Company consistent with past practice.

        6.10   NO UNDISCLOSED LIABILITIES.

        Except as set forth in Section 6.10 of the Disclosure Schedule hereto, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) which would have a Material Adverse Effect except for liabilities or obligations reflected or reserved against in the Balance Sheet or Interim Balance Sheet and properly disclosed in the notes thereto and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

        6.11   TAXES.

        (a) The Company has filed or caused to be filed (on a timely basis since January 1, 1992) all Tax Returns that are or were required to be filed by it, pursuant to applicable Legal Requirements. Sellers have delivered to Purchaser copies of, and Section 6.11 of the Disclosure Schedule contains, a complete and accurate list of, all such Tax Returns filed since January 1, 1992. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or the Company, except such Taxes, if any, as are listed in Section 6.11 of the Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and Interim Balance Sheet.

        (b) Section 6.11 of the Disclosure Schedule contains a complete and accurate list of all audits of all such Tax Returns filed since January 1, 1992, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Section 6.11 of the Disclosure Schedule are being contested in good faith by appropriate proceedings. Section 6.11 of the Disclosure Schedule describes all audit adjustments to the United States federal income Tax Returns and any state Tax Returns filed by the Company for all taxable years since January 1, 1992, and the resulting deficiencies proposed by the IRS and any state tax commission. Except as described in Section 6.11 of the Disclosure Schedule, the Company has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable for any Tax Returns filed since January 1, 1992.

        (c) The charges, accruals, and reserves with respect to Taxes accrued to the date thereof on the Balance Sheet and Interim Balance Sheet of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or in Section6.11 of the Disclosure Schedule. No consent to the application of Section341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

        (d) All Tax Returns filed by the Company since January 1, 1992 are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

        As of the close of business on the date of Closing, the S election of the Company shall terminate and the portion of the taxable year of the Company ending on such date shall be treated as an S short year (an "S Short Year") pursuant to Treas. Regs. <section>1.1362-3(a) to which income or loss shall be allocated pursuant to Section 1362(e)(3) of the Code.

        (e) The Company has not and, prior to the Closing, will not take any action that would cause the Merger to fail to be a reorganization under Section 368(a)(1)(A) and Section 368 (a)(2)(D) of the IRC for federal and state income tax purposes with respect to the Stockholders.

        (f) The Sellers have not and, prior to the Closing, will not take any action that would cause the Company to be treated as a "C" corporation for federal or state tax purposes.

        6.12   NO MATERIAL ADVERSE CHANGE.

        Since the date of the Balance Sheet, there has not been any change in the business, operations, properties, prospects, assets, or condition of the Company which would have a Material Adverse Effect, and no event has occurred or circumstance exists that may result in such a change.

        6.13   EMPLOYEE BENEFITS.

        Section 6.13 of the Disclosure Schedule sets forth all of the Company's bonus, deferred or incentive compensation, profit sharing, retirement, vacation, sick leave, hospitalization, insurance, disability, stock options or severance plans, programs, arrangements and policies and all "employee pension benefit plans" (as defined in Section 3(2) of ERISA), and "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) (collectively, the "Plans") sponsored or contributed to by the Company or by any trade or business, whether or not incorporated that together with the Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA (an "ERISA Affiliate"), for the benefit of any employee or former employee of the Company or any ERISA Affiliate. Each such Plan is in compliance in all material respects, and has been administered in all material respects, in accordance with the applicable provisions of ERISA and the IRC and all other applicable Legal Requirements.
All contributions required to be made with respect to all Plans on or prior to the Closing have been timely made. None of the Company, any ERISA Affiliate or any Plan, trust or trustee or administrator thereof has (i) engaged in any transaction prohibited by ERISA or the IRC or which would subject the Company to a tax or civil penalty thereunder; (ii) breached any fiduciary duty owed by it with respect to the Plans described above; or (iii) failed to file or distribute in a timely and proper manner all reports and information required to be filed or distributed in accordance with ERISA which in the case of any matter covered in clauses (i), (ii) or (iii), above would have a Material Adverse Effect. Neither the Company nor any ERISA Affiliate maintains any Plan subject to Title IV of ERISA or Section 412 of the IRC. Neither the Company nor any ERISA Affiliate is a participating or contributing employer in any "multiemployer plan" (as defined in Section 3(37)(A) of ERISA) with respect to employees of the Company nor has the Company incurred any withdrawal liability with respect to any such multiemployer plan or any liability in connection with the termination or reorganization of any multiemployer plan. Neither the Company nor any ERISA Affiliate maintains a voluntary employees beneficiary association under Section 501(c)(9) of the IRC nor does either the Company or any ERISA Affiliate have any obligation to provide post-retirement medical or other benefits to employees, former employees or other survivors, dependents or beneficiaries, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985 or Wisconsin's Health Insurance Continuation Law, Wis. Stats.
<section>632.897.  Each Plan intended to be "qualified" within the meaning of
Section 401(a) of the IRC is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the IRC. There are no pending, or to the Knowledge of the Company, Threatened claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan, other than routine claims for benefits.

        6.14   COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
               AUTHORIZATIONS

        (a) Except as set forth in Section 6.14 of the Disclosure Schedule and except for environmental matters covered by Section 6.19 and labor relations matters covered by Section 6.21 and any matter which would not have a Material Adverse Effect:

               (i) the Company is, and at all times since January 1, 1992 has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, including, without limitation, with respect to design, labelling, testing and inspection of the Company's products, those Legal Requirements of the Food and Drug Administration;

               (ii) to the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time)
        (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

               (iii) the Company has not received, at any time since January 1, 1992, any formal notice or other formal communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement; (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature or (C) any recall or seizure with respect to any of the Company's products.

               (iv) the Company has maintained sufficient reserves to cover warranty claims relating to any of its products.

        (b) Section 6.14 of the Disclosure Schedule contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company and which is material to the operations of the Company (the "Listed Governmental Authorizations") . Each Listed Governmental Authorization is valid and in full force and effect. Except as set forth in
Section 6.14 of the Disclosure Schedule and except for matters which would not have a Material Adverse Effect:

               (i) the Company is, and at all times since January 1, 1992 has been, in full compliance with all of the terms and requirements of each Listed Governmental Authorization;

               (ii) to the Knowledge of the Company, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Listed Governmental Authorization, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Listed Governmental Authorization;

               (iii) the Company has not received, at any time since January 1, 1992, any formal notice or other formal communication from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Listed Governmental Authorization, or
        (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Listed Governmental Authorization; and

               (iv) all applications required to have been filed for the renewal of any Listed Governmental Authorization have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Listed Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

        The Listed Governmental Authorizations collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets and to sell its products.

        6.15   LEGAL PROCEEDINGS; ORDERS.

        (a)    There is no pending Proceeding:

               (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

        No such Proceeding has been Threatened, and to the Knowledge of the Company no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

        (b) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject; and no officer, director, agent, stockholder, or employee of the Company is subject to any Order that prohibits such officer, director, agent, stockholder, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

        (c) The Company is, and at all times since January 1, 1992 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject. To the Knowledge of the Company, no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject. The Company has not received, at any time since January 1, 1992, any formal notice or other communication from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

        6.16   ABSENCE OF CERTAIN CHANGES AND EVENTS.

        Except as set forth in Section 6.16 of the Disclosure Schedule, since the date of the Interim Balance Sheet, or, with respect to the statement in clause (a), since the date of the Balance Sheet, the Company has conducted its businesses only in the Ordinary Course of Business and there has not been any:

               (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock except that the Company may distribute to its Stockholders as dividends
        (i) all of its cash balances and short-term investments to the extent of the Company's accumulated adjustments account within the meaning of
        Section 368(e) of the IRC as of December 31, 1996, and (ii) an additional amount sufficient to satisfy the federal and State of Wisconsin income tax obligations of a hypothetical Stockholder of the Company with respect to the period from January 1, 1997 through the Effective Time, to the extent of the Company's accumulated adjustments account within the meaning of Section 368(e) of the IRC, assuming such Stockholder was subject to the highest federal and state marginal tax rate for such period, that such distribution constituted the sole income of such Stockholder and that the Stockholder was not entitled to any tax deductions or offsets of any type less (iii) amounts adequate to pay the amounts recorded as accrued dividends and contributions on the Company's Balance Sheet;

               (b) amendment to the Organizational Documents of the Company;

               (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

               (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

               (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company;

               (f) entry into, termination of, or receipt of notice of termination of (i) any supply, license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $15,000;

               (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

               (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

               (i) material change in the accounting methods used by the Company;

               (j) material adverse change in the customer relationship with Picker, Elscint and GE Yokogawa; or

               (k) agreement, whether oral or written, by the Company to do or cause any of the foregoing.

        6.17   CONTRACTS; NO DEFAULTS.

        (a) Section 6.17 of the Disclosure Schedule contains a complete and accurate list, and Annex 6.17 to this Agreement contains true and complete copies, of:

               (i) each Applicable Contract that involves performance of services or delivery of goods, materials or products of an amount or value in excess of $25,000;

               (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $25,000;

               (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts in excess of $25,000;

               (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $15,000 and with terms of less than one year) ;

               (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

               (vi) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

               (vii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person;

               (viii) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

               (ix) each power of attorney that is currently effective and outstanding;

               (x) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

               (xi) each Applicable Contract for capital expenditures in excess of $25,000;

               (xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company;

               (xiii) each Applicable Contract relating to the distribution of the Company's goods or products; and

               (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

        (b)    Except as set forth in Section 6.17 of the Disclosure Schedule:

               (i) No Related Person of the Company has or may acquire any rights under, and no Related Person of the Company has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

               (ii) No officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

        (c) Except as set forth in Section 6.17 of the Disclosure Schedule, each Contract identified or required to be identified in Section 6.17 of the Disclosure Schedule (the "Listed Contracts") is in full force and effect and is valid and enforceable in accordance with its terms.

        (d)    Except as set forth in Section 6.17 of the Disclosure Schedule:

               (i) the Company is, and at all times since January 1, 1992 has been, in full compliance with all applicable terms and requirements of each Listed Contract;

               (ii) each other Person that has or had any obligation or liability under any Listed Contract is and at all times since January 1, 1992 has been, in full compliance with all applicable terms and requirements of such Listed Contract;

               (iii) to the Knowledge of the Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

               (iv) the Company has not given to or received from any other Person, at any time since January 1, 1992, any formal notice or other formal communication regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Listed Contract.

        (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Listed Contracts with any Person and no such Person has made written demand for such renegotiation.

        (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

        6.18   INSURANCE.

        (a)    The Company has delivered to Purchaser:

               (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the five years preceding the date of this Agreement;

               (ii) true and complete copies of all pending applications for policies of insurance; and

               (iii) any statement by the auditor of the Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

        (b)    Section 6.18 of the Disclosure Schedule describes:

               (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

               (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

               (iii) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

        (c) Section 6.18 of the Disclosure Schedule sets forth, by year, for the current policy year and each of the four preceding policy years:

               (i) a loss run from each of the Company's insurers for each such year; and

               (ii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

        (d)    Except as set forth in Section 6.18 of the Disclosure Schedule:

               (i) All policies to which the Company is a party or that provide coverage to the Company, or any director or officer of the
        Company:

                       (A)    are valid, outstanding, and enforceable;

                       (B) are issued by an insurer that, in the reasonable judgment of the Company, is financially sound and reputable;

                       (C) taken together, in the reasonable judgment of the Company, provide adequate insurance coverage for the assets and the operations of the Company for all risks to which the Company is normally exposed;

                       (D) in the reasonable judgment of the Company, are sufficient for compliance with all Legal Requirements and Contracts to which the Company is a party or by which any of them is bound;

                       (E) will continue in full force and effect following the consummation of the Contemplated Transactions; and

                       (F) do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company.

               (ii) The Company has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

               (iii) The Company has paid all premiums due, and have otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or any director thereof.

               (iv) The Company has given notice to the insurer of all claims that may be insured thereby.

        6.19   ENVIRONMENTAL MATTERS.

        Except as set forth in Section 6.19 of the Disclosure Schedule and except for any matter which would not have a Material Adverse Effect:

               (a) The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. The Company has not received any actual or Threatened order, notice, or other communication from any Governmental Body or private citizen acting in the public interest, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received by the Company.

               (b) To the Knowledge of the Company, there are no pending or Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities.

               (c) The Company has not received from any Governmental Body any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or with respect to any property or facility to or from which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

               (d) The Company has no Environmental, Health, and Safety Liabilities with respect to the Facilities or, to the Knowledge of the Company, at any property geologically or hydrologically adjoining the Facilities.

               (e) There are no Hazardous Materials present on or in the Environment at the Facilities or, to the Knowledge of the Company, at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. The Company has no Knowledge of, nor has it permitted or conducted any Hazardous Activity with respect to the Facilities except in full compliance with all applicable Environmental Laws.

               (f) There has been no Release or, to the Knowledge of the Company, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or to the Knowledge of the Company, any geologically or hydrologically adjoining property, whether by the Company, or any other Person.

               (g) The Company has delivered to Purchaser true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Company with Environmental Laws.

        6.20   EMPLOYEES.

        (a) Section 6.20 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee of the Company: name; job title; current compensation paid or payable at January 1, 1994, 1995, 1996 and 1997 and at the Closing; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any director plan. No employee is on leave of absence or layoff status.

        (b) No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with the Company by any such employee or director. To the Knowledge of the Company, no officer, or other key employee of the Company intends to terminate his or her employment with the Company.

        (c) Section 6.20 of the Disclosure Schedule also contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

        6.21   LABOR RELATIONS; COMPLIANCE.

        The Company has not been nor is it a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent affecting the Company. To the Knowledge of the Company, no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

        6.22   INTELLECTUAL PROPERTY.

        (a) Intellectual Property Assets--The term "Intellectual Property Assets" includes all domestic and international rights to:

               (i) the Company's name, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Company (collectively, "Marks") ;

               (ii) all of the Company's patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents") ;

               (iii) all of the Company's copyrights in both published works and unpublished works (collectively, "Copyrights") ;

               (iv) all of the Company's rights in mask works (collectively, "Rights in Mask Works") ; and

               (v) all of the Company's know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets") ;

owned, used, or licensed by the Company as licensee or licensor.

        (b) Agreements--Section 6.22 of the Disclosure Schedule contains a complete and accurate list of all Contracts, including all licenses, relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which the Company is the licensee. There are no outstanding and, to Company's Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

        (c)    Know-How Necessary for the Business

               (i) The Intellectual Property Assets are all those necessary for the operation of the Company's business as it is currently conducted or as reflected in the Business Plan given to Purchaser. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

               (ii) Except as set forth in Section 6.22 of the Disclosure Schedule, all former and current employees of the Company have executed written Contracts with the Company that assign to it all rights to any inventions, improvements, discoveries, or information relating to the business of the Company. No employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company. Copies of the forms of Agreement executed by employees of the Company relating to the Company's Intellectual Property Assets are included in Annex 6.22 to the Disclosure Schedule.

        (d)    Patents

               (i) Section 6.22 of the Disclosure Schedule contains a complete and accurate list and summary description of all Patents in all jurisdictions, both domestic and foreign.

               (ii) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) in the applicable jurisdictions, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

               (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Knowledge of the Company, there is no potentially interfering patent or patent application of any third party which would interfere with the Patents.

               (iv) No Patent is infringed or, to the Company's Knowledge, has been challenged or Threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or to the Companys Knowledge other proprietary right of any other Person.

               (v) All products made, used, or sold by the Company under the Patents have not been marked with the proper patent notice.

        (e)    Marks

               The Company has no Marks which have been registered under any jurisdiction and does not have any Marks which are material to its business.

        (f)    Copyrights

        The Company has no Copyrights which have been registered under any jurisdiction and does not have any Copyrights which are material to its business.

        (g)    Trade Secrets

               (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

               (ii) The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets in all jurisdictions, both domestic and foreign.

               (iii) The Company has an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Knowledge of the Company, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been Threatened in any way in any jurisdiction, be it domestic or foreign.

        6.23   CERTAIN PAYMENTS.

        Neither the Company nor any director, officer, agent, or employee of the Company, or to the Company's Knowledge any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services for or in respect of the Company or any affiliate of the Company (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, or (iv) in violation of any Legal Requirement, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

        6.24   DISCLOSURE.

        (a) No representation or warranty of the Company or the Officer and Director Stockholders in this Agreement and no statement in the Disclosure Schedule, or in the Company's Offering Document (other than forecasts and financial projections in the Offering Document) omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. The Company's Offering Document has been previously delivered to the Purchaser.

        (b) No notice given pursuant to this Agreement will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

        6.25   BROKERS OR FINDERS.

        The Company and its agents have incurred no obligation or liability for which the Company would be responsible, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.


                                   ARTICLE VII
            REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB

        Purchaser and Merger Sub jointly and severally represent and warrant to Sellers as follows:

        7.1O   RGANIZATION AND GOOD STANDING.

        Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York. Merger Sub is a corporation duly organized and validly existing under the laws of the State of Wisconsin. Purchaser has delivered to Sellers a copy of the Organizational Documents of Merger Sub, as currently in effect.

        7.2    AUTHORITY; NO CONFLICT.

        (a) This Agreement constitutes the legal, valid, and binding obligation of Purchaser and Merger Sub, enforceable against Purchaser and Merger Sub in accordance with its terms. Upon the execution and delivery by Purchaser of the Employment Agreement and the Consulting Agreement (collectively, the "Purchaser's Closing Documents"), the Purchaser's Closing Documents will constitute the legal, valid, and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms. Purchaser has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Purchaser's Closing Documents and to perform its obligations under this Agreement and the Purchaser's Closing Documents. Merger Sub has the absolute, unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.
The issuance and delivery of the Purchaser Common Stock has been duly authorized by all requisite corporate action of Purchaser and when issued in connection with the Merger will be validly issued, fully paid and non-assessable (except as provided in Section 630 of the New York Business Corporation Law, which provision is not applicable to Purchaser) and not subject to any transfer restriction other than those existing under applicable federal and state securities laws and those set forth in this Agreement.

        (b) Neither the execution and delivery of this Agreement by Purchaser or Merger Sub nor the consummation or performance of any of the Contemplated Transactions by Purchaser or Merger Sub will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated
Transactions pursuant to or will contravene, conflict with, or result in a violation of:

               (i) any provision of Purchaser's Organizational Documents or Merger Subs Organizational Documents;

               (ii) any resolution adopted by the board of directors or the stockholders of Purchaser or Merger Sub;

               (iii) any Legal Requirement or Order to which Purchaser or Merger Sub may be subject; or

               (iv) any material Contract to which Purchaser or Merger Sub is a party or by which Purchaser or Merger Sub may be bound.

        Neither Purchaser nor Merger Sub is, nor will either of them be, required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

        7.3    SEC FILINGS.

        Purchaser has filed with the Commission all forms, reports and documents required to be filed with the Commission since January 1, 1994 (collectively the "SEC Filings") and has delivered to the Company and the Stockholders true and complete copies of its (i) Annual Report on Form 10-
K for the years ended May 27, 1996, May 28, 1995 and May 29, 1994, as filed with the SEC; and (ii) all other reports, statements and registration statements (including Quarterly Reports on Form10-Q and Current Reports on
Form 8-K) filed by the Purchaser with the Commission since May 27, 1996. As of their respective dates, the SEC Filings (including all exhibits and schedules thereto and documents incorporated by reference therein), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Purchaser and its subsidiaries included or incorporated by reference in the SEC Filings (including the related notes and schedules) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated assets, liabilities and financial position of the Purchaser and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments) .

        7.4    CERTAIN PROCEEDINGS.

        There is no pending Proceeding that has been commenced against Purchaser or Merger Sub that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Purchaser's Knowledge, no such Proceeding has been Threatened.

        7.5    BROKERS OR FINDERS.

        Purchaser and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Purchaser as a result of the action of Purchaser or its officers or agents.

        7.6    TAX-FREE REORGANIZATION.

        After the Closing, neither Purchaser nor Merger Sub will take any action that would cause the Merger to fail to be a reorganization under Section 368(a)(1)(A) and Section 368(a)(2)(D) of the IRC for federal and state income tax purposes with respect to the Stockholders.

        7.7    COMPLIANCE WITH LEGAL REQUIREMENTS.

        Except for any matter which would not have a material adverse effect on the financial condition, business or assets of Purchaser, Purchaser is, and at all times since January 1, 1992 has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets.

                                   ARTICLE VIII
                               COVENANTS OF SELLERS

        8.1    ACCESS AND INVESTIGATION.

        Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company and its Representatives to, (a) afford Purchaser and its Representatives and prospective lenders and their Representatives (collectively, "Purchaser's Advisors") full and free access to the Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Purchaser and Purchaser's Advisors with copies of all such contracts, books and records, and other existing documents and data as Purchaser may reasonably request, and (c) furnish Purchaser and Purchaser's Advisors with such additional financial, operating, and other data and information as Purchaser may reasonably request.

        8.2    OPERATION OF THE BUSINESS OF THE COMPANY.

        The parties hereto intend that the results of operation of the Company commencing January1, 1997 shall be for the benefit of the Purchaser. Between the date of this Agreement and the Closing Date, the Company will, and the Stockholders will cause the Company to:

               (a) conduct the business of the Company only in the Ordinary Course of Business;

               (b) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will of suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

               (c) confer with Purchaser concerning operational matters of a material nature; and

               (d) otherwise report periodically to Purchaser as requested by Purchaser concerning the status of the business, operations, and finances of the Company.

        8.3    NEGATIVE COVENANT.

        Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Company will not, and the Stockholders will cause the Company not to, without the prior consent of Purchaser, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 6.16 is likely to occur.

        8.4    REQUIRED APPROVALS.

        As promptly as practicable after the date of this Agreement, the Company will, and the Stockholders will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Company will, and the Stockholders will cause the Company to, (a) cooperate with Purchaser with respect to all filings that Purchaser elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Purchaser in obtaining all consents identified in Section 6.2 of the Disclosure Schedule and any accountants or other consents required to be included in any SEC Filings made by Purchaser in connection with the Contemplated Transactions. The Company will, and the Stockholders will cause the Company to, provide to Purchaser any financial information of the Company necessary for the preparation of any SEC Filing to be made by Purchaser in connection with the Contemplated Transactions.

        8.5    NOTIFICATION.

        Between the date of this Agreement and the Closing Date, each Seller will promptly notify Purchaser in writing if such Seller becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties herein as of the date of this Agreement, or if such Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Schedule hereto if the Disclosure Schedule was dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Purchaser a supplement to the Disclosure Schedule specifying such change. Upon Purchasers written acceptance of such change, such schedule as so amended or supplemented shall be deemed the Disclosure Schedule hereto. During the same period, each Seller will promptly notify Purchaser of the occurrence of any Breach of any covenant of such Seller in this Article VIII or of the occurrence of any event that may make the satisfaction of the conditions in Article X impossible or unlikely.

        8.6    PAYMENT OF INDEBTEDNESS BY RELATED PERSONS.

        Except as expressly provided in this Agreement, Sellers will cause all indebtedness owed to the Company by any Stockholder or any Related Person of any Seller to be paid in full prior to Closing. As of the date hereof there is, and as of the date of the Closing there will be, no such indebtedness outstanding.

        8.7    MEETING OF THE COMPANY'S STOCKHOLDERS.

        The Company will take all action necessary in accordance with the WBCL and its Organizational Documents to convene a meeting of holders of Shares as promptly as practicable to consider and vote upon the approval of this Agreement and the Merger. Subject to fiduciary requirements of applicable law, the Board of Directors of the Company shall recommend such approval and the Company shall take all lawful action to solicit such approval. At any such meeting of the Company all of the Shares then owned by the Stockholders will be voted in favor of this Agreement. The Company's proxy or information statement with respect to such meeting of shareholders (the "Proxy Statement"), at the date thereof and at the date of such meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning the Purchaser furnished to the Company by Purchaser specifically for use in the Proxy Statement. Purchaser understands that for purposes of this Section 8.7 that while the Company's projections and forward-looking information furnished by the Company to Purchaser were prepared in good faith and represent the Company's best estimate as to the subject matter thereof, the Company makes no representation or warranty as to the truth, completeness or accuracy of any projections or forward-looking information furnished by the Company to Purchaser. In lieu of a meeting, all Stockholders may execute a consent resolution approving the Merger.

        8.8    TAX FILINGS.

        Stockholders shall prepare and file with the Internal Revenue Service ("IRS") on a timely basis the Tax Returns for the S Short Year of the Company; provided, however, that Purchaser shall review such Tax Returns prior to the filing thereof with the IRS. The Stockholders covenant to pay their respective shares of the Taxes due with respect to the S Short Year.

        8.9    BEST EFFORTS.

        Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Article X to be satisfied.

                                    ARTICLE IX
                      COVENANTS OF PURCHASER AND MERGER SUB

        9.1    APPROVALS OF GOVERNMENTAL BODIES.

        As promptly as practicable after the date of this Agreement, Purchaser will, and will cause each of its Related Persons, including, without limitation, Merger Sub, to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Purchaser will, and will cause each Related Person, including, without limitation, Merger Sub, to cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Sellers in obtaining all consents identified in the Disclosure Schedule hereto; provided that this Agreement will not require Purchaser to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

        9.2    BEST EFFORTS.

        Except as set forth in the proviso to Section 9.1, between the date of this Agreement and the Closing Date, Purchaser and Merger Sub will each use its Best Efforts to cause the conditions in Article XI to be satisfied.

        9.3    NOTIFICATION.

        Between the date of this Agreement and the Closing Date, Purchaser will promptly notify each Seller in writing if Purchaser becomes aware of any fact or condition that causes or constitutes a Breach of any Purchasers representations and warranties herein as of the date of this Agreement or Purchaser becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence of discovery of such fact or condition. Should any such factor or condition require any change in the schedules attached to Article VII hereto if such schedules were dated the date of the occurrence or discovery of any such fact or condition, Purchaser will promptly deliver to each Seller, a supplement to such schedules specifying such change. Upon the Company's written acceptance of such change, such schedules as so amended or supplemented shall be deemed the Schedules attached to Article VII hereto. During the same period, Purchaser will promptly notify each Seller of the occurrence of any Breach of any covenant of Purchaser in this Article IX or of the occurrence of any event that may make the satisfaction of the conditions in Article XI impossible or unlikely.

        9.4    INSURANCE.

        After the Closing, Purchaser will maintain in full force and effect products liability insurance in amounts consistent with the past practice of the Company.



                                    ARTICLE X
              CONDITIONS PRECEDENT TO PURCHASERS OBLIGATION TO CLOSE

        Purchaser's obligations to consummate the Merger and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part) :

        10.1   ACCURACY OF REPRESENTATIONS.

        All of Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

        10.2   SELLERS' PERFORMANCE.

        All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

        10.3   CONSENTS.

        Each of the Consents identified in the Schedule 7.2 must have been obtained and must be in full force and effect.

        10.4   ADDITIONAL DOCUMENTS.

        Each of the following documents must have been delivered to Purchaser:

        (a) an opinion of Godfrey & Kahn, S.C., dated the Closing Date, in the form attached hereto as Annex 10.4.

        (b) such other documents as Purchaser may reasonably request for the purpose of (i) evidencing the accuracy of any of Sellers' representations and warranties, (ii) evidencing the performance by the Sellers of, or the compliance by the Sellers with, any covenant or obligation required to be performed or complied with by such Sellers, (iii) evidencing the satisfaction of any condition referred to in this Article X, (iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions or (v) necessary for the preparation and filing with the Commission of any SEC Filings to be made by Purchaser in connection with the Contemplated Transactions, including any accountants consents or financial information required under the rules, regulations and forms of the Commission.

        10.5   NO PROCEEDINGS.

        Since the date of this Agreement, there must not have been commenced or Threatened against Purchaser, or against any Person affiliated with Purchaser, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

        10.6   EMPLOYMENT AGREEMENTS.

        Richard J. Stevens shall have entered into an Employment Agreement in the form attached as Annex 10.6 to this Agreement (the "Employment Agreement") and James S. Hyde shall have entered into a Consulting Agreement in the form attached as Annex 10.6(A) to this Agreement (the"Consulting Agreement") .

        10.7   STOCKHOLDER APPROVAL.

        This Agreement shall have been duly approved by the requisite vote of holders of the Shares, in accordance with the WBCL and the Organizational Documents of the Company.

        10.8   DISSENTERS.

        No holder of the outstanding Shares shall have exercised dissenters rights.

        10.9   GOVERNMENTAL AND REGULATORY CONSENTS.

        All filings required to be made prior to the Effective Time by the Company with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time by the Company from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company, Purchaser and Merger Sub shall have been made or obtained (as the case may be) .

        10.10  RESIGNATIONS.

        Seller shall have received the resignations of Richard J. Stevens, William L. Zabriskie, JamesS. Hyde, Milton H. Kuyers, and Gerald E. Mainman as directors of the Company.

        10.11  NO PROHIBITION.

        Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Purchaser or any Person affiliated with Purchaser to suffer any material adverse effect under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.


                                    ARTICLE XI
               CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

        Sellers' obligation to consummate the Merger and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part) :

        11.1   ACCURACY OF REPRESENTATIONS.

        All of Purchaser's and Merger Subs representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

        11.2   PURCHASER'S PERFORMANCE.

        All of the covenants and obligations that Purchaser or Merger Sub are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

        11.3   CONSENTS.

        Each of the Consents identified in the Disclosure Schedule must have been obtained and must be in full force and effect.

        11.4   ADDITIONAL DOCUMENTS.

        Purchaser must have caused the following documents to be delivered to
Sellers:

               (a) an opinion of Day, Berry & Howard, dated the Closing Date, in the form attached hereto as Annex 11.4 to the Disclosure Schedule; and

               (b) such other documents as Sellers may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of Purchaser or Merger Sub, (ii) evidencing the performance by Purchaser or Merger Sub of, or the compliance by Purchaser or Merger Sub with, any covenant or obligation required to be performed or complied with by Purchaser or Merger Sub, (iii) evidencing the satisfaction of any condition referred to in this Article XI, or
        (iv) otherwise facilitating the consummation of any of the Contemplated Transactions.

        11.5   NO INJUNCTION.

        There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the Contemplated Transactions, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement. In addition, since the date of this Agreement, there must not have been commenced or Threatened against any of the Sellers or against any Person affiliated with any of the Sellers, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

        11.6   STOCKHOLDER APPROVAL.

        This Agreement shall have been duly approved by the requisite vote of the holders of the Shares, in accordance with the WBCL and the Organizational Documents of the Company.

        11.7   GOVERNMENTAL CONSENTS.

        All filings required to be made prior to the Effective Time by the Company, Purchaser and Merger Sub with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company, Purchaser and Merger Sub from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement by the Company, Purchaser and Merger Sub and the consummation of the transactions contemplated hereby by Purchaser, Merger Sub and the Company shall have been made or obtained (as the case may be) .

        11.8   NO PROHIBITION.

        Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in the material violation of, or cause any of the Sellers or any Person affiliated with any of the Sellers to suffer any Material Adverse Effect under (a) any applicable Legal Requirement or Order, or (b) any legal requirement or order that has been published, introduced or otherwise formally proposed by or before any Governmental Body.


                                   ARTICLE XII
                                   TERMINATION

        12.1   TERMINATION EVENTS.

        This Agreement may, by notice given prior to or at the Closing, be terminated:

               (a) by either Purchaser, on the one hand, or the Company, on the other hand, if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

               (b) (i) by Purchaser if any of the conditions in Article X has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Article XI has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date.

               (c)     by mutual consent of Purchaser and Sellers; or

               (d) by (i) the Purchaser if the Closing has not occurred (other than through the failure of the Purchaser to comply fully with its obligations under this Agreement) or (ii) the Company if the Closing has not occurred (other than through the failure of the Company to comply fully with its obligations under this Agreement), on or before March 31, 1997, or such later date as the parties may agree upon.

        12.2   EFFECT OF TERMINATION.

        Each party's right of termination is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section12.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Articles XIII and XV will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by another party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of another party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE XIII
                            INDEMNIFICATION; REMEDIES

        13.1   SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY
               KNOWLEDGE.

        Except as set forth in Section 13.5, all representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule and other Schedules hereto, the supplements to the Disclosure Schedule and other Schedules and any certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver in writing of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

        13.2   INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS.

        (a) Subject to the limitations, restrictions and conditions set forth in this Agreement, each of the Stockholders will severally, but not jointly, indemnify and hold harmless Purchaser, the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Purchaser Indemnified Persons") for, and will pay to the Purchaser Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with: (i) any Breach of any representation or warranty made by such Stockholder in this Agreement; or
(ii) any Breach by such Stockholder of any covenant or obligation of such Stockholder in this Agreement.

        (b) Subject to the limitations, restrictions and conditions set forth in this Agreement, each of the Stockholders will severally but not jointly indemnify and hold harmless each of the Purchaser Indemnified Persons for, or pay to the Purchaser Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with: (i) any Breach of any representation or warranty made by the Company in this Agreement; or (ii) any Breach by the Company of any covenant or obligation of the Company under this Agreement.

        The remedies provided in this Section 13.2 and any other remedies provided at equity will be the exclusive remedies available to Purchaser and the other Indemnified Persons.

        13.3   DOLLAR LIMITATIONS ON INDEMNIFICATION CLAIMS.

        (a) The Stockholders shall not be required to provide indemnification under Section 13.2 unless the Damages of Purchaser or any of the Purchaser Indemnified Persons for all claims for indemnification under Section 13.2 shall exceed in the aggregate One Hundred Thousand Dollars ($100,000) (the "Basket Amount") .

        (b) In no event shall (i) the aggregate liability of all of the Sellers with respect to all claims for indemnification by Purchaser or any of the Purchaser Indemnified Persons hereunder exceed the amount of the Purchase Price (the "Cap Amount") or (ii) the liability of any Stockholder with respect to all claims of indemnification exceed the product of the Cap Amount and the percentage set forth opposite such Stockholders name in Section 5.2 of the Disclosure Schedule or (iii) the liability of any Stockholder with respect to any individual claim of indemnification exceed an amount equal to the product of the amount of such claim and the percentage set forth opposite such Stockholders name in Section 5.2 of the Disclosure Schedule. Amounts payable by the Stockholders pursuant to this Section may be made in cash or in shares of Purchaser Common Stock valued at the lower of the Share Price or the Adjusted Closing Price, as the case may be; provided, however, that the number of shares that may be tendered by a Stockholder may not exceed such Stockholders pro rata share of the Stock Portion and the shares of Purchaser Common Stock so tendered shall be represented by the share certificates received by such Stockholder pursuant to the Merger.

        This section shall not apply with respect to any Stockholder for any Breach of such Stockholders representations and warranties to which such Stockholder had Knowledge at any time prior to the time such representation and warranty was made or any intentional Breach by such Stockholder of any covenant or obligation.

    13.4   INDEMNIFICATION AND PAYMENT OF DAMAGES BY PURCHASER.

        Purchaser will indemnify and hold harmless Stockholders, and will pay to Stockholders the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Purchaser or Merger Sub in Article VII of this Agreement or in any certificate delivered by Purchaser pursuant to this Agreement, or (b) any Breach by Purchaser of any covenant or obligation of Purchaser or Merger Sub in this Agreement. Purchaser will have no liability for indemnification or otherwise with respect to the matters described in clause (a) or (b) of this Section 13.4 until the total of all Damages with respect to such matters exceeds the Basket Amount. In no event shall the aggregate liability of Purchaser with respect to all claims for indemnification by the Stockholders exceed $7,500,000. The liability of Purchaser with respect to any claim by an individual Stockholder shall not exceed the amount of the Stock Portion received by such Stockholder (valued at the lower of the Share Price or the Adjusted Closing Price, as the case may be) pursuant to this Agreement. These limitations will not apply to any Breach of any of Purchasers or Merger Subs representations and warranties of which Purchaser had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Purchaser or Merger Sub of any covenant or obligation and Purchaser will be liable for all Damages with respect to such Breaches.

        The remedies provided in this Section 13.4 and any other remedies provided at equity will be the exclusive remedies available to Sellers.

        13.5   TIME LIMITATIONS.

        If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 5.2, 5.3, 6.2, 6.3, 6.11, 6.13, and 6.19, unless on or before July 31, 1998 Purchaser notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Purchaser. If the Closing occurs, Purchaser will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Section 7.2, unless on or before July31, 1998, Stockholders notify Purchaser of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Stockholders. A claim with respect to Section5.2, 5.3, 6.2, 6.3, 6.11, 6.13,
6.19 or 7.2 may be made at any time, except that with respect to third party claims, such claim must be made prior to the expiration of any applicable statute of limitations; a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date may be made at any time.

        13.6   PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.

        (a) Promptly after receipt by an indemnified party under Section 13.2 or Section 13.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

        (b) If any Proceeding referred to in Section 13.6(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article XIII for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within thirty days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

        (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld) .

        13.7   PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS.

        A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

        13.8   EFFECT OF TAXES, OTHER BENEFITS AND INSURANCE.

        The determination of any Damages for indemnification which may be claimed under ArticleXIII shall be net of insurance proceeds received (but also net of recovery costs and adjusted for any tax incurred as a result of the receipt of any such insurance proceeds, except to the extent of any tax benefits received from the loss which gave rise to such insurance proceeds) by the party bearing such Damages as a result thereof.

                                   ARTICLE XIV
                               REGISTRATION RIGHTS

        14.1   REQUIRED AND INCIDENTAL REGISTRATION.

        (a) If at any time after the Closing and prior to the third anniversary thereof, the holders of at least fifty (50%) percent of the Registrable Securities (as hereinafter defined) then outstanding shall decide to sell or otherwise dispose of all or a portion of the Registrable Securities of the Purchaser then owned by such holders then, so long as such holders are not in material breach of any representations, warranties or covenants contained herein at such time, such holders may give written notice to the Purchaser of the proposed disposition, specifying the number of Registrable Securities so to be sold or disposed of and requesting that the Purchaser prepare and file a registration statement under the Securities Act covering such Registrable Securities. The Purchaser shall within 30 days thereafter give written notice to the other holders of Registrable Securities of such request and each of the other holders shall have the option for a period of 10 days after receipt by it of notice from the Purchaser to include its Registrable Securities in such registration statement. The Purchaser shall use its best efforts to cause an appropriate registration statement (the"Registration Statement") covering such Registrable Securities to be filed within 60 days of receipt of such notice with the Commission and to become effective as soon as reasonably practicable and to remain effective for a 90-day period, which period shall be extended by the length of any periods during which the Registration Statement is suspended pursuant to Section 14.7(vii) hereof. (The holders whose Registrable Securities are included in a Registration Statement are hereinafter referred to as the"Selling Stockholders") . The Purchaser shall not be obligated to file more than two Registration Statements pursuant to the foregoing provisions of this Section 14.1, subject to the provisions of Section 14.7(vii) . The Purchaser shall bear all Purchaser Costs and Expenses (as defined in Section14.8) of such Registration Statements.

        (b) If at any time after the Closing and prior to the third anniversary thereof, the Purchaser shall propose the filing of a Registration Statement on an appropriate form under the Securities Act of any Purchaser Common Stock, otherwise than pursuant to subsection (a) of this Section 14.1 and other than a registration statement on Forms S-8 or S-4 or any equivalent form then in effect, then the Purchaser shall give the holders of Registrable Securities notice of such proposed registration and shall include in any Registration Statement relating to such securities all or a portion of the Registrable Securities then owned by such holders which such holders shall request (such holders also to be considered Selling Stockholders), by notice given by such holders to the Purchaser within 10 days after the giving of such notice by the Purchaser, to be so included. In the event of the inclusion of Registrable Securities pursuant to this subsection (b), the Selling Stockholders shall bear their pro rata share of the Purchaser Costs and Expenses of such registration. In the event the distribution of securities of the Purchaser covered by a Registration Statement referred to in subsection (b) is to be underwritten, then the Purchasers obligation to include Registrable Securities in such Registration Statement shall be subject to the following further conditions:

               (i) The distribution for the account of the Selling Stockholders shall be underwritten by the same underwriters who are underwriting the distribution of the securities for the account of the Purchaser and/or any other persons whose securities are covered by such Registration Statement, and the Selling Stockholders shall enter into an agreement with such underwriters containing customary provisions;

               (ii) If the underwriting agreement entered into with the aforesaid underwriters contains restrictions upon the sale of securities of the Purchaser, other than the securities which are to be included in the proposed distribution, for a period after the effective date of the Registration Statement, then such restrictions shall be binding upon the Selling Stockholders and, if requested by the Purchaser, the Selling Stockholders shall enter into a written agreement to that effect; and

               (iii) If the underwriters shall state in writing that they are unwilling to include any or all of the Selling Stockholders securities in the proposed underwriting because such inclusion will materially interfere with the orderly sale and distribution of the securities being offered by the Purchaser, then the number of Selling Stockholders securities to be included shall be reduced pro rata on the basis of the number of shares requested to be included by such holders, or there shall be no inclusion of Selling Stockholders securities in the registration statement and proposed distribution, in accordance with such statement by the underwriters.

        14.2   PROCEDURE FOR REGISTRATION.

        In connection with the filing of a Registration Statement pursuant to
Section 14.1 hereof, and in supplementation and not in limitation of the provisions hereof, the Purchaser shall:

               (i) Notify the Selling Stockholders as to the filing of the Registration Statement and of all amendments or supplements thereto filed prior to the effective date of said Registration Statement;

               (ii) Notify the Selling Stockholders, promptly after the Purchaser shall receive notice thereof, of the time when said Registration Statement became effective or when any amendment or supplement to any prospectus forming a part of said Registration Statement has been filed;

               (iii) Notify the Selling Stockholders promptly of any request by the Commission for the amending or supplementing of such Registration Statement or prospectus or for additional information;

               (iv) Prepare and promptly file with the Commission and promptly notify the Selling Stockholders of the filing of any amendments or supplements to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, any event with respect to the Purchaser shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading;

               (v) Advise the Selling Stockholders promptly after the Purchaser shall receive notice or obtain knowledge of the issuance of any stop order by the Commission suspending the effectiveness of any such Registration Statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or obtain its withdrawal promptly if such stop order should be issued;

               (vi) Use its Best Efforts to qualify as soon as reasonably practicable the Registrable Securities included in the Registration Statement for sale under the securities or blue-sky laws of such states and jurisdictions within the United States as shall be reasonably requested by the Selling Stockholders; provided that the Purchaser shall not be required in connection therewith or as a condition thereto to qualify to do business, to become subject to taxation or to file a consent to service of process generally in any of the aforesaid statements or jurisdictions; and

               (vii) Furnish the Selling Stockholders, as soon as available, copies of any Registration Statement and each preliminary or final prospectus, or supplement or amendment required to be prepared pursuant hereto, all in such quantities as the Selling Stockholders may from time to time reasonably request.

        14.3   INDEMNIFICATION BY THE PURCHASER.

        The Purchaser shall indemnify and hold harmless each Selling Stockholder whose Registrable Securities are included in a Registration Statement, each partner, officer and director of such Selling Stockholder, and each person, if any, who controls such Selling Stockholder (but, in the case of a controlling person, only if such controlling person indemnifies the persons mentioned in Section 14.4 hereof in the manner set forth therein), from and against all claims, liabilities, damages or losses, joint or several, which such Selling Stockholder or any such partner, officer, director or controlling person incurs, under the Securities Act or otherwise, insofar as such claims, liabilities, damages or losses (or actions in respect thereof) are caused by any untrue statement or alleged untrue statement of any material fact contained in any preliminary prospectus (if used prior to the effective date of the Registration Statement), or contained, on the effective date thereof, in any Registration Statement under which Registrable Securities were registered under the Securities Act, the prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Purchaser shall reimburse such Selling Stockholder and any such partner, officer, director or controlling person for any legal or other expenses reasonably incurred by such Selling Stockholder, or any such partner, officer, director, or controlling person in connection with investigating or defending any such claim, liability, damage, loss or action; provided, however, that the Purchaser shall not be liable to any such persons in any such case to the extent that any such claim, liability, damage, loss or action arises out of or is based upon any untrue statement or omission made in reliance upon and in conformity with information furnished to the Purchaser by any Selling Stockholder for inclusion in any of the foregoing documents.

        14.4   INDEMNIFICATION BY SELLING STOCKHOLDERS.

        Each Selling Stockholder shall Indemnify and hold harmless the Purchaser, each of its directors, each of its officers who has signed a Registration Statement, each person, if any, who controls the Purchaser within the meaning of the Securities Act, from and against any claims, liabilities, damages or losses the Purchaser or any such director, officer, or controlling person incurs, under the Securities Act or otherwise, insofar as such claims, liabilities, damages or losses (or actions in respect thereof) are caused by any untrue statement of any material fact contained in any preliminary prospectus (if used prior to the effective date of the Registration Statement) or contained on the effective date thereof, in any Registration Statement under which Registrable Securities were registered under the Securities Act, the prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; in each case to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with information furnished to the Purchaser by such Selling Stockholder in writing expressly for inclusion in any of the foregoing documents, and such Selling Stockholder shall reimburse the Purchaser and any such officer, director or controlling person for any legal or other expenses reasonably incurred by the Purchaser or any such director, officer or controlling person in connection with investigating or defending any such claim, liability, damage, loss or action.

        14.5   NOTIFICATION BY SELLING STOCKHOLDERS.

        Each Selling Stockholder and each other person indemnified pursuant to
Section 14.3 hereof shall, in the event it receives notice of the commencement of any action against it which is based upon an alleged act or omission which, if proven, would result in the Purchasers having to indemnify it pursuant to
Section 14.3 hereof, promptly notify the Purchaser, in writing, of the commencement of such action and permit the Purchaser, if the Purchaser so notifies such Selling Stockholders within ten (10) days after receipt by the Purchaser of notice of the commencement of the action, to participate in and to assume the defense of such action with counsel reasonably satisfactory to such Selling Stockholders or such other indemnified person, as the case may be; provided, however, that if the Purchaser assumes the defense of such action, such action may not be settled without the consent of the Selling Stockholders who are parties to such action. The omission to notify the Purchaser promptly of the commencement of any such action shall not relieve the Purchaser of any liability to indemnify such Selling Stockholders or such other indemnified person, as the case may be, under Section 14.3 hereof, except to the extent the Purchaser shall suffer any loss by reason of such failure to give notice and shall not relieve the Purchaser of any other liabilities which it may have under this or any other agreement.

        14.6   NOTIFICATION BY PURCHASER.

        The Purchaser agrees that, in the event it receives notice of the commencement of any action against it which is based upon an alleged act or omission which, if proven, would result in any Selling Stockholder having to indemnify the Purchaser pursuant to Section 14.4 hereof, the Purchaser will promptly notify such Selling Stockholders in writing of the commencement of such action and permit such Selling Stockholders, if such Selling Stockholders so notify the Purchaser within ten (10) days after receipt by such Selling Stockholders of notice of the commencement of the action, to participate in and to assume the defense of such action with counsel reasonably satisfactory to the Purchaser; provided, however, that if such Selling Stockholders assume the defense of such action, such action may not be settled without the consent of the Purchaser. The omission to notify such Selling Stockholders promptly of the commencement of any such action shall not relieve such Selling Stockholders of liability to indemnify the Purchaser under Section 14.4 hereof, except to the extent that such Selling Stockholders shall suffer any loss by reason of such failure to give notice and shall not relieve such Selling Stockholders of any other liabilities which it may have under this or any other agreement.

        14.7   CONDITIONS TO REGISTRATION.

        Each of the following shall be a condition precedent to the obligations of Purchaser to take any action pursuant to this Article XIV to register any of the Registrable Securities:

               (i) The Selling Stockholders shall furnish to Purchaser such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect such registration.

               (ii) All information specifically with respect to the Selling Stockholders furnished to Purchaser by or on behalf of the Selling Stockholders for use in connection with the preparation of any registration statement hereunder shall be true and correct in all material respects and shall not omit any material fact necessary to make such information, in light of the circumstances under which it was made, not misleading.

               (iii) The Selling Stockholders will review carefully any Registration Statement relating to the Registrable Securities and each amendment or supplement thereto upon receipt thereof from Purchaser and will promptly advise Purchaser in writing if: (i) the name and address of any Selling Stockholder (if required to be disclosed) is not properly set forth; (ii) the Selling Stockholders know of any arrangements made or to be made by any person, or of any transaction already effected, to limit or restrict the sale of the Registrable Securities during the period of the public distribution or to stabilize the market for the Registrable Securities during the period of the public distribution; or (iii) the Selling Stockholders have entered into any material arrangement with a broker-dealer for the sale of the Registrable Securities through a cross or block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker-dealer.

               (iv) The Selling Stockholders shall not distribute any prospectus or other offering material in connection with the offering and sale of the Registrable Securities other than a prospectus or other material permitted by the Securities Act and prepared by the Purchaser.

               (v) The Selling Stockholders shall enter into such agreements with the Purchaser with respect to the Registration of the Registrable Securities containing such representations, warranties and covenants as is customary in connection with the registration of securities for sale under the Securities Act.

               (vi) The Purchaser in its sole discretion may limit the number of Registrable Securities to be included on any one Registration Statement to not more than 60% of the Purchaser Shares to be issued in the Merger.

               (vii) The Purchaser reserves the right to suspend the use of the Registration Statement by any Selling Stockholder during any period in which the Purchaser determines that the Prospectus is not true and correct in all material respects or omits a material fact necessary to make the information contained therein, in light of the circumstances under which it was made, not misleading.

        14.8   PURCHASER COSTS AND EXPENSES.

        As used in this Agreement, "Purchaser Costs and Expenses" shall include all of the costs and expenses relating to the Registration Statement involved, including but not limited to registration, filing and qualification fees, blue-sky expenses, printing expenses, reasonable fees and disbursements of counsel to the Purchaser and accounting fees; provided however, that underwriting discounts and commissions and reimbursable underwriters expenses, if any, shall be borne pro rata by the holders of the securities included in the Registration Statement.

        14.9   REGISTRABLE SECURITIES.

        As used in this Agreement, "Registrable Securities" shall mean the shares of Purchaser Common Stock constituting the Merger Consideration and any additional shares of Purchaser Common Stock which may be issued with respect thereto in any stock split, stock dividend or other recapitalization, which are beneficially owned at the time of the notices contemplated in Section14.1 by any of the Stockholders.


                                            ARTICLE XV
                                        GENERAL PROVISIONS

        15.1   EXPENSES.

        Except as otherwise expressly provided in this Agreement, each of the Purchaser and Stockholders will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

        15.2   PUBLIC ANNOUNCEMENTS.

        Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Purchaser determines after prior notice to Sellers. Unless consented to by the other parties in advance or required by Legal Requirements, prior to the Closing each party shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Purchaser will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Purchaser will have the right to be present for any such communication.

        15.3   CONFIDENTIALITY.

        Between the date of this Agreement and the Closing Date, Purchaser, Merger Sub and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Purchaser, Merger Sub and the Company to maintain in confidence, any written information marked "confidential" when originally furnished by another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

        If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

        15.4   NOTICES.

        All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when
(a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties) :

Sellers:       Medical Advances, Inc.
               10437 Innovation Drive
               Milwaukee, Wisconsin  53226

Attention:     Richard J. Stevens

Facsimile No.: (414) 259-7120

with a copy to: Godfrey & Kahn, S.C.
                780 North Water Street
                Milwaukee, Wisconsin  53202-3590

Attention:      Mark T. Ehrmann, Esq.

Facsimile No.:  (414) 273-5198

Purchaser or Merger Sub: Intermagnetics General Corporation
                         P.O. Box 461
                         Latham, New York  12110-0461

Attention:      Christopher J. Lord, Esq.

Facsimile No.:  (518) 783-2602

with a copy to: Day, Berry & Howard
                One Canterbury Green
                Stamford, Connecticut  06901

Attention:      Martin L. Budd, Esq.
Facsimile No.:  (203) 977-7301


        15.5   ARBITRATION

        Any controversy or claim arising out of or relating to this Agreement or the breach or validity thereof shall be settled by arbitration in New York City by a panel of three arbitrators in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

        15.6   FURTHER ASSURANCES.

        The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

        15.7   WAIVER.

        The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party;
(b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        15.8   ENTIRE AGREEMENT AND MODIFICATION.

        This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Purchaser and Sellers dated January 9, 1997) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

        15.9   DISCLOSURE SCHEDULE AND OTHER SCHEDULES.

        (a) All capitalized terms used in the Disclosure Schedule have the meanings set forth in this Agreement. The Section references in the Disclosure Schedule refer to Sections of the Agreement. For convenience, some disclosures are cross-referenced to other Sections of the Disclosure Schedule. Summaries of or reference to actual documents in the Disclosure Schedule are qualified in their entirety by reference to such documents.

        (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in a Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

        15.10  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.

        None of the parties may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Purchaser may assign any of its rights under this Agreement to any Subsidiary of Purchaser. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

        15.11  SEVERABILITY.

        If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

        15.12  SECTION HEADINGS, CONSTRUCTION.

        The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

        15.13  GOVERNING LAW.

        This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

        15.14  COUNTERPARTS.

        This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


INTERMAGNETICS                        MEDICAL ADVANCES, INC.
GENERAL CORPORATION


By: /s/ Carl H. Rosner                By: /s/ Richard J. Stevens
      Name:   Carl H. Rosner              Name:   Richard J. Stevens
      Title:  Chief Executive Officer     Title:  President



INTERMAGNETICS MERGER SUB, INC.


By: /s/ Carl H. Rosner
     Name:   Carl H. Rosner
     Title:  Chief Executive Officer

                                                         STOCKHOLDERS


                                                      /s/ Gerald E. Mainman



                                                      /s/ Richard J. Stevens



                                                      /s/ William L. Zabriskie



                                                      /s/ James S. Hyde



                                                      /s/ Glenn F. Jonas



                                                      /s/ Milton H. Kuyers



                                                      /s/ George F. Roth



                                                      /s/ Dudley J. Godfrey



                                                      /s/ Howard A. Schoenfeld



                                                      /s/ Peter M. Sommerhauser



                                                      /s/ Rosalie E. Kahn



                                                      /s/ Henry E. Fuldner



                                                      /s/ Joseph M. Bernstein



                                                      /s/ Terrance K. Knudsen



                                                      /s/ Kenneth C. Hunt



                                                      /s/ Richard J. Bliss



                                                      /s/ Steven L. Chernof



                                                      /s/ Michael J. Dwyer


                                                      /s/ William H. Alverson